SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 8, 2005

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. AMENDMENT TO MATERIAL DEFINITIVE AGREEMENT

On February 8, 2005, Ashford Hospitality Trust, Inc. (the “Company”) entered into Amendment No. 1 to Series B Cumulative Convertible Redeemable Preferred Stock Purchase Agreement and Common Stock Purchase Agreement (the “Amendment”) with Ashford Hospitality Limited Partnership (the “Operating Partnership”) and Security Capital Preferred Growth Incorporated (“Security Capital”). The Amendment amends the terms of the Series B Cumulative Convertible Redeemable Preferred Stock Purchase Agreement between the Company, the Operating Partnership, and Security Capital entered in on December 27, 2004 (the “Original Agreement”).

Pursuant to the terms of the Original Agreement, until no later than July 31, 2005, Security Capital has certain participation rights with respect to any sale of equity securities by the Company or its subsidiaries for consideration consisting solely of cash. Based on these participation rights and the Company’s recent public offering of its common stock, Security Capital has the option of purchasing up to 2,070,000 shares of the Company’s common stock at a price of $9.139 per share. Pursuant to the terms of the Amendment, Security Capital may exercise its option to purchase these shares of common stock by delivering a written notice indicating such exercise to the Company no later than October 12, 2005. If Security Capital elects to exercise this option, the issuance of the common stock to Security Capital would occur on November 1, 2005. Additionally, if Security Capital has not exercised its option, the Company, at its option, may cause Security Capital to purchase 2,070,000 shares of the Company’s common stock at a price of $9.139 per share on November 1, 2005 by providing Security Capital with written notice of its election on or before October 12, 2005. The Company may exercise its option to cause Security Capital to purchase common stock on an earlier date if the Company has sold all of the Series B Preferred Stock to Security Capital pursuant to the terms of the Original Agreement and the Company has delivered a written notice to Security Capital indicating the Company’s intention of exercising its option no later than 15 business days prior to such earlier date. The shares of common stock to be sold to Security Capital upon the exercise of the option by either Security Capital or the Company will be issued in a private placement transaction or, if certain conditions are satisfied by Security Capital, pursuant to the terms of a registration statement.

Additionally, pursuant to the terms of the Original Amendment, the $75 million preferred stock private placement is a two-stage transaction, and, of the $55 million second tranche, $14.7 million could be funded, at Security Capital’s election, at the closing of the acquisition of the 21-property hotel acquisition currently pending between the Company and FGSB Master Corp, FGSB Master LLC, Lismore Associates, L.P., and Rolling Rock GP, with another $20 million funded by June 30, 2005. Pursuant to the terms of the Amendment, of the $55 million second tranche, $34.7 million can now be funded, at Security Capital’s election, on June 30, 2005, if the Company has not given notice to Security Capital of its intent to sell $34.7 million of the second tranche by June 15, 2005.

The Amendment is filed herewith as Exhibit 10.21.2.

ITEM 3.02. UNREGISTERED SALE OF EQUITY SECURITIES

The information set forth under Item 1.01 of this report is incorporated herein by reference. The issuance of all common stock to Security Capital, if any, will be effected either pursuant to an effective registration statement or in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended. If the common stock is issued in reliance upon an exemption from registration, the Company has agreed to cause a registration statement covering the common stock to be filed pursuant to the terms of a registration rights agreement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Exhibits

10.21.2	Amendment #1 to Purchase Agreement, dated February 8, 2005, between the Registrant and Security Capital Preferred Growth Incorporated.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2005

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer